Form of Lock-Up Agreement

December ___, 2006

Ladies & Gentlemen:

The undersigned, an officer and/or director] of Jinpan International Limited, a British Virgin Islands corporation (the "Company"), understands that ___________________
(the “Buyers”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Company providing for the offering (the “Offering”) of shares (the “Common Shares”) of the Company’s common stock, par value $0.018 (the “Common Stock”). Contemporaneously with the execution and delivery of the Purchase Agreement the Company and the Buyers have executed a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to provide certain registration rights with respect to the Common Shares under the Securities Act of 1933, as amended. In recognition of the benefit of the Offering will confer upon the undersigned as [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Buyer, during a period of 30 days from the date of the Effective Date (as defined in the Registration Rights Agreement), directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, r file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, except for shares of Common Stock (i) sold to the Buyers pursuant to the Purchase Agreement, (ii) transferred pursuant to will, the laws of decent and distribution, or qualified domestic relations order, (iii) disposed of as bona fide gifts, and (iv) transferred to a trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; provided, however, that any shares of Common Stock transferred pursuant to items (iii) and (iv) of this letter shall be subject to the same 30 day restriction set forth in this letter and prior to such transfer.

Very truly yours,

Signature: _____________________________
Print Name:____________________________